UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2015

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On April 3, 2015, Trevena, Inc. (“Trevena” or the “Company”) entered into an at the market issuance Common Stock Sales Agreement (the “Agreement”) with Cowen and Company, LLC (“Cowen”) under which Trevena may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $40,000,000 through Cowen as its sales agent. The issuance and sale, if any, of Common Stock by the Company under the Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3, to be filed with the Securities and Exchange Commission on April 3, 2015.  The Company makes no assurances as to if or whether the registration statement will become effective or, if it does become effective, as to the continued effectiveness of the registration statement.

Cowen may sell the Common Stock by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made by means of ordinary brokers’ transactions on The NASDAQ Global Select Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Cowen will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Cowen a commission of up to three percent (3.0%) of the gross sales proceeds of any Common Stock sold through Cowen under the Agreement, and also has provided Cowen with customary indemnification rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement, or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                     Exhibits

Number	Description
10.1	Common Stock Sales Agreement, dated April 3, 2015, by and between Trevena, Inc. and Cowen and Company, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: April 3, 2015	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Common Stock Sales Agreement, dated April 3, 2015, by and between Trevena, Inc. and Cowen and Company, LLC.

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